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                                                  August 23, 2000


Little Switzerland, Inc.
161-B Crown Bay
P.O. Box 930
St. Thomas, U.S. Virgin Islands  00804

Attn:    Robert L. Baumgardner, President

         Re:  Extension to Standstill for Completion of Almod Transactions

Dear Mr. Baumgardner:

         We have considered your request for an amendment to our July 28, 2000 letter agreement (the "July 28 Agreement") by and between the Chase Manhattan Bank and the Bank of Nova Scotia (the "Lenders") and Little Switzerland, Inc. (the "Company") regarding the proposed transactions of the Company and its related entities with Almod Diamonds Limited ("ADL"), and, in our mutual interest of the completion of such proposed transactions and in consideration of the premises, the Lenders are willing to amend the July 28 Agreement as follows and subject to the following terms and conditions:

         1. The Lenders agree to extend the standstill until December 31, 2000 (the "Extended Standstill Period") with respect to the outstanding indebtedness to the Lenders subject to the terms and conditions of this letter agreement and the July 28 Agreement as amended hereby.

         2. The terms, conditions and agreements of the July 28 Agreement shall remain binding and in full force and effect, except as specifically modified by this letter agreement, throughout the term of the Extended Standstill Period. All capitalized terms used by not defined herein shall have the meaning given in the July 28 Agreement. This letter agreement may be signed in counterparts. A signed facsimile copy shall be binding upon and acceptable to all parties.

         3. On or before October 15, 2000, the Company shall deliver to the Lenders a copy of a binding commitment letter, accepted by the Company, from a financial institution or other lender, which commitment letter shall provide for the extension to the Company of fully underwritten credit facilities to close on or before December 31, 2000 pursuant to commercially reasonable terms and conditions, including the payoff in full of the outstanding indebtedness of the Company and its subsidiaries to the Lenders.

         4. On or before September 30, 2000, in lieu of the payment required under paragraph 5 of the July 28 Agreement (50% of the proceeds of realized by the Company from


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Letter dated August 23, 2000
Page 2

                  the proposed sale to ADL of the newly issued shares of stock of the Company), the Company shall deliver to the Lenders the amount of $3,500,000 for application to amounts due the Lenders by the Company or its subsidiaries.

         5. During the Extended Standstill Period, the Company shall have no obligation to make payments to the Lenders, other than (a) regularly scheduled interest payments; (b) such payments required under this letter agreement and under the July 28 Agreement, as modified by this letter agreement; and (c) payments of all reasonable costs and expenses of the Lenders incurred in connection with this letter agreement and all costs and expenses of the Lenders as provided in the July 28 Agreement.

         6. Notwithstanding the foregoing, the Extended Standstill Period shall terminate prior to December 31, 2000, in the event of an earlier Termination Event. Each of the following shall constitute a Termination Event:

                  a. The Company shall fail to make any regularly scheduled interest payment when due (subject to any applicable notice and cure periods in the loan documents evidencing and governing the indebtedness of the Company and its subsidiaries to the Lenders), time being of the essence with respect to any and all of such payments.

                  b. The Company or any subsidiary otherwise shall fail to comply with any term of this letter agreement, the July 28 Agreement, the Security Agreement, the mortgage over the St. Thomas leasehold property or any other document executed in connection with the indebtedness of the Company or a related entity to the Lenders or either of them (subject to any applicable notice and cure periods therein).



                  c. The rendition by any court of a final judgment against the Company or any subsidiary in a stated amount in excess of $250,000.00 (or more than one such judgment shall be entered against any one or more of them in an aggregate stated amount in excess of $250,000.00); or the attachment of any property of the Company or any subsidiary not bonded or insured against or remedied within sixty (60) days.



                  d. The filing of a tax lien against the Company or any subsidiary by the Internal Revenue Service or the taxing authority having authority over the jurisdiction in which any such entity is located not remedied within thirty (30) days.



                  e. The commencement of any action or proceeding against any one or both of the Lenders by the Company or any subsidiary or other entity affiliated with, controlled by or under common control with the Company.


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Letter dated August 23, 2000
Page 3

                  f. The commencement of any bankruptcy or insolvency proceeding by or against the Company or any subsidiary.

                  At any time five (5) days after either of the Lenders shall have made written demand on the Company following the occurrence of a Termination Event described in subparagraph a, b, c or d above, and immediately upon the occurrence of a Termination Event described in subparagraphs e or f above, each Lender may, at its option, acting alone or together with the other Lender: (i) terminate the Standstill Period described above; (ii) declare all amounts outstanding to be due and payable forthwith, whereupon the same shall be immediately due and payable; and (iii) take any other action which the Lenders or either of them deems necessary or appropriate to collect the outstanding obligations and to enforce the rights and remedies under the documents evidencing, governing and/or securing the indebtedness of the Company and its subsidiaries to the Lenders, the Security Agreement, any document executed or filed in connection with or pursuant to the Security Agreement, and under applicable law.

         If the Company and its subsidiaries are in agreement with the foregoing, please sign as indicated below and return a signed original of this letter to the Lenders.

                            THE CHASE MANHATTAN BANK

                            By: /s/ R. Odell
                                ---------------------------------------

                                ---------------------------------------

                            THE BANK OF NOVA SCOTIA

                            By: /s/ R. Edwards
                                ---------------------------------------

                                ---------------------------------------

The foregoing is acknowledged and agreed to by:

LITTLE SWITZERLAND, INC., a Delaware corporation

By:   /s/ Robert L. Baumgardner,
      ----------------------------------------
      Robert L. Baumgardner, President

L.S. WHOLESALE, INC., a Massachusetts corporation

By:   /s/ Robert L. Baumgardner,
      ----------------------------------------
      Robert L. Baumgardner, President



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Letter dated August 23, 2000
Page 4

L.S. HOLDING, INC., a U.S. Virgin Islands corporation

By:  /s/ Robert L. Baumgardner,
      ----------------------------------------
     Robert L. Baumgardner, President


WORLD GIFT IMPORTS (BARBADOS) LIMITED, a Barbados company

By:    /s/ P.J. Hopper
     -------------------------------------------------
         Patrick J. Hopper, Director


WORLD GIFT IMPORTS, N.V., a St. Maarten Netherlands Antilles limited liability company

By:    /s/ P.J. Hopper
     -------------------------------------------------
         Peter J. Hopper, Managing Director


S.A.R.L. MONTRES ET BIJOUX, a St. Martin company

By:    /s/ P.J. Hopper
     -------------------------------------------------

     -------------------------------------------------


LITTLE SWITZERLAND, N.V., an Aruba limited liability company
By:  L.S. HOLDING (ARUBA), N.V., Managing Director

By:    /s/ Robert L. Baumgardner
     -------------------------------------------------
         Robert Lee Baumgardner, President of the Managing Board


L.S. HOLDING (ARUBA), N.V., an Aruba limited liability company

By:    /s/ Robert L. Baumgardner
     -------------------------------------------------
         Robert Lee Baumgardner, President of the Managing Board


L.S. HOLDING CURACAO, N.V., a Curacao limited liability company

By:    /s/ Robert L. Baumgardner
     -------------------------------------------------
         Robert L. Baumgardner, President and Managing Director


L.S. HOLDING (USA), INC., an Alaska corporation

By:    /s/ Robert L. Baumgardner
     -------------------------------------------------
         Robert L. Baumgardner, President